EXHIBIT 10.11.6


               SIXTH AMENDMENT TO FIFTH RESTATED CREDIT AGREEMENT

      This Sixth Amendment to Fifth Restated Credit Agreement (this "SIXTH AMENDMENT") is entered into as of the 19th day of May, 1997, by and among Snyder Oil Corporation ("BORROWER"), NationsBank of Texas, N.A., as Agent ("AGENT"), and NationsBank of Texas, N.A. ("NATIONSBANK"), Bank One, Texas, N.A. ("BANK
ONE"), Wells Fargo Bank, N.A. ("WELLS FARGO"), Texas Commerce Bank National Association ("TCB," and together with NationsBank, Bank One and Wells Fargo, collectively referred to herein as the "ORIGINAL BANKS") and Credit Lyonnais New York Branch as Banks (the "BANKS").

                               W I T N E S E T H:

      WHEREAS, the Banks, Borrower and Agent are parties to that certain Fifth Restated Credit Agreement dated as of June 30, 1994, as amended by that certain
(i) letter agreement by and among Borrower and the Original Banks dated as of May 1, 1995, (ii) Second Amendment to Fifth Restated Credit Agreement by and among Borrower, Agent and the Original Banks dated as of June 30, 1995, (iii) Third Amendment to Fifth Restated Credit Agreement by and among Borrower, Agent and the Original Banks dated as of November 1, 1995, (iv) Fourth Amendment to Fifth Restated Credit Agreement by and among Borrower, Agent and Original Banks dated as of April 4, 1996, and (v) Fifth Amendment to Fifth Restated Credit Agreement by and among Borrower, Agent and the Original Banks dated as of November 1, 1996 (as amended, the "CREDIT AGREEMENT") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

      WHEREAS, pursuant to the Credit Agreement, the Banks have made certain Loans to Borrower, and Agent has issued certain Letters of Credit on behalf of Borrower; and

      WHEREAS, Borrower has advised the Banks that Borrower intends to issue certain ten year non-amortizing Senior Subordinated Notes (the "SENIOR SUBORDINATED NOTES"), in an aggregate principal amount up to $200,000,000; such Senior Subordinated Notes being more particularly described in that certain Preliminary Prospectus Supplement (To Prospectus Dated August 4, 1994) dated May __, 1997, a copy of which has been delivered to each Bank; and

      WHEREAS, Borrower has requested that the Credit Agreement be amended in certain respects in connection with the proposed issuance of such Senior Subordinated Notes; and

      WHEREAS, subject to the terms and conditions herein contained, the Banks have agreed to Borrower's requests.

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and each Bank hereby agree as follows:

      SECTION 1. AMENDMENTS. Subject to the satisfaction of each condition precedent set forth in SECTION 3 hereof and in reliance on the representations, warranties, covenants and agreements contained in this Sixth Amendment, the Credit Agreement shall be amended effective May __, 1997 (the "EFFECTIVE DATE") in the manner provided in this SECTION 1.

     1.1. AMENDMENT TO DEFINITIONS. The definition of "Loan Papers" and "Restricted Payment" contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

            "Loan Papers" means this Agreement, the Letter Agreement, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Notes, the Mortgages, the Restricted Subsidiary Guarantees and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

            "Restricted Payment" means (a) any Distribution by Borrower, (b) any capital contribution, loan or advance by Borrower or any Restricted Subsidiary to any Unrestricted Subsidiary of Borrower, (c) the issuance of a Guarantee by Borrower or any Restricted Subsidiary with respect to any Debt or other obligation of any Unrestricted Subsidiary, (d) the retirement, redemption or prepayment prior to the scheduled maturity by Borrower or a Restricted Subsidiary of Debt of Borrower or such Restricted Subsidiary which is subordinate to the Obligations, including without limitation, the Fourth Debentures and the Convertible Debentures (and, in the case of the Third Convertible Debentures and the Fourth Debentures, any redemption payments required as a result of any asset sale or change of control), and (e) any Investment by Borrower which is a Permitted Investment pursuant to subsection (e) of the definition of Permitted Investment. For purposes of this definition, at the time Borrower or any Restricted Subsidiary issues any Guarantee of any Debt or other obligation of any Unrestricted Subsidiary, Borrower or such Restricted Subsidiary will be deemed to have made a Restricted Payment in an amount equal to the maximum potential liability of Borrower or such Restricted Subsidiary under such Guarantee (not to exceed, however, the aggregate outstanding Debt [including accrued but unpaid interest and fees] and other obligations which are guaranteed pursuant to any such Guarantee).

     1.2. ADDITIONAL DEFINITIONS. Section 1.1 of the Credit Agreement shall be amended to add the following definitions to such Section:

            "Draft Prospectus" means that certain Preliminary Prospectus Supplement (To Prospectus Dated August 4, 1994) dated May __, 1997, which is in draft form and subject to completion, a copy of which has been previously provided by Borrower to the Banks.

            "Fourth Debentures" means Borrower's Senior Subordinated Notes in an aggregate amount not to exceed $200,000,000 and which shall be on the terms and conditions set forth in the Draft Prospectus.

            "Fourth Indenture Trustee" means Texas Commerce Bank National Association and any successor trustee appointed pursuant to the Fourth Indenture.

            "Fourth Indenture" means an Indenture entered into by and between Borrower and the Fourth Indenture Trustee setting forth certain terms of the Fourth Debentures and which shall contain the terms and conditions set forth in the Draft Prospectus.

            "Sixth Amendment" means that certain Sixth Amendment to Fifth Restated Credit Agreement dated as of May ___, 1997, by and among Borrower, Agent and the Banks.

     1.3. DEBT COVENANT. Section 9.1 of the Credit Agreement shall be amended to read in full as follows:

            SECTION 9.1. TOTAL ADDITIONAL DEBT OF BORROWER AND RESTRICTED SUBSIDIARIES. Neither Borrower nor any Restricted Subsidiary will incur any Debt other than (a) Debt secured by Permitted Encumbrances described in subpart (1) of the definition of Permitted Encumbrances, (b) Nonrecourse Debt, (c) Third Party Letters of Credit permitted by SECTION
      2.1 hereof, (d) the Loans, (e) margin accounts with brokers and dealers relating to Margin Stock and other securities, and (f) Guarantees of Debt and other liabilities of other Restricted Subsidiaries and of Borrower provided that such Debt and other liabilities are permitted pursuant to this Agreement; PROVIDED, THAT, the Debt permitted pursuant to SECTION 9.1(A) and (B) shall not exceed $15,000,000 in the aggregate; PROVIDED, FURTHER THAT, the Third Party Letter of Credit Exposure under Cash Secured Third Party Letters of Credit shall not exceed at any time five percent (5%) of the Borrowing Base in effect at such time; and PROVIDED, FURTHER THAT, the maximum aggregate outstanding balance of Borrower's and its Subsidiaries' margin accounts shall not exceed one percent (1%) of Borrower's Consolidated Tangible Net Worth at any time. In addition to the foregoing, Borrower may issue (i) the Second Convertible Debentures in exchange for the Second Preferred Stock, (ii) the Third Convertible Debentures, and (iii) the Fourth Debentures provided that (A) the Third Convertible Debentures are called for redemption within 30 days following issuance of the Fourth Debentures, and (B) the proceeds of the issuance of the Fourth Debentures are used, in part and within 90 days following such issuance, to redeem the Third Convertible Debentures in full; provided, that Borrower shall give each Bank ninety (90) days advance notice of Borrower's intention to complete any exchange of Convertible Debentures for Preferred Stock, and if Majority Banks require that Borrower and the Restricted Subsidiaries grant Liens on their oil and gas properties and Related Assets pursuant to SECTION 5.1(B), Borrower will not complete such exchange until all requisite Mortgages have been executed and delivered by Borrower and the Restricted Subsidiaries and Agent has notified Borrower that all such Mortgages have been filed of record and that all other steps necessary to perfect (and confirm perfection) of the Liens created by such Mortgages have been taken.

     1.4. RESTRICTED PAYMENTS COVENANT. Section 9.2 of the Credit Agreement shall be amended to read in full as follows:

            SECTION 9.2. RESTRICTED PAYMENTS. Neither Borrower nor any Restricted Subsidiary will declare or make any Restricted Payment; provided, that, so long as no Default or Event of Default, Borrowing Base Deficiency or noncompliance with SECTION 10.4 exists (without giving effect to the cure periods provided by SECTION 4.4 or 10.4), and provided further that no Default or Event of Default, Borrowing Base Deficiency or non compliance with SECTION 10.4 would result from such Restricted Payment (without giving effect to the cure periods provided by SECTION 4.4 or 10.4), Borrower and Restricted Subsidiaries may (a) make Restricted Payments in an aggregate amount (measured cumulatively from January 1, 1996) not to exceed the sum of the following (i) $75,000,000, plus (ii) the net cash proceeds to Borrower from all equity offerings completed by Borrower of Borrower's equity securities after January 1, 1996, plus (iii) all cash Distributions actually received by Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries after January 1, 1996, plus (iv) fifty percent (50%) of Borrower's Consolidated Cash Flow earned on or after January 1, 1996 to the date of determination, (b) declare and make a Qualified Redemption of the Second Issue, (c) issue the Second Convertible Debentures in exchange for the Second Preferred Stock, and (d) redeem the Third Convertible Debentures with the proceeds of the issuance of the Fourth Debentures.

     1.5. AMENDMENTS TO MATERIAL COVENANTS. SECTION 9.6 of the Credit Agreement shall be amended to read in full as follows:

            SECTION 9.6. AMENDMENTS TO MATERIAL DOCUMENTS. Neither Borrower nor any Restricted Subsidiary shall enter into or permit any modifications or amendment of, or waive any material right or obligation of any Person under, (a) its certificate or articles of incorporation, bylaws or other organizational document other than amendments, modifications and waivers which are not, individually or in the aggregate, material, (b) the First Preferred Stock Designation, the Second Preferred Stock Designation, the First Indenture, the Second Indenture, the Third Indenture, the Fourth Indenture, the Convertible Debentures, or the Fourth Debentures, (c) the DJ Transaction Documents, or (d) the Patina Transaction Documents other than, in the case of clauses (c) and (d) preceding, amendments, modifications and waivers which are not, individually or in the aggregate material; provided, that Borrower shall provide Agent and each Bank written notice of each immaterial amendment, modification or waiver of any DJ Transaction Documents or Patina Transaction Documents not later than fifteen (15) days after the date Borrower or its Restricted Subsidiary enters into such amendment, modification, or waiver specifying in detail the subject thereof.

     1.6. USE OF PROCEEDS COVENANT. Section 9.7 of the Credit Agreement shall be amended to read in full as follows:

            SECTION 9.7. USE OF PROCEEDS. The proceeds of Borrowings will not be used for any purpose other than (a) working capital, (b) to finance the acquisition, exploration and development of oil and gas properties and Related Assets and the transportation, processing and marketing of hydrocarbons by Borrower and Restricted Subsidiaries, (c) Restricted Payments permitted pursuant to SECTION 9.2 and Investments permitted pursuant to SECTION 9.8 provided, that none of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable law (including, without limitation, the Margin Regulations). Notwithstanding anything to the contrary contained herein, from and after the issuance of the Fourth Debentures and continuing until the next Determination Date thereafter, the proceeds of any Borrowing (any "proposed Borrowing") which is made at any time when the sum of (a) the aggregate Letter of Credit Exposure of all Banks at such time, plus (b) the aggregate outstanding principal balance of all Loans at such time (collectively, the "outstanding credit") exceeds Seventy Million and No/100 Dollars ($70,000,000) (such computation to be made after giving effect to such proposed Borrowing) shall, to the extent the outstanding credit exceeds Seventy Million and No/100 Dollars ($70,000,000) after giving effect to such proposed Borrowing, be used only by Borrower and its Restricted Subsidiaries and only to finance substantially contemporaneous capital expenditures for the acquisition, exploration and development of oil and gas properties and the acquisition and improvement of Related Assets.

      SECTION 2. MANDATORY REDUCTIONS IN BORROWING BASE. Borrower acknowledges and agrees that notwithstanding anything to the contrary contained herein or in the Credit Agreement, simultaneously with the issuance of the Senior Subordinate Notes, the Total Borrowing Base then in effect under the Credit Agreement will reduce by eighty percent (80%) of the amount by which the aggregate principal amount of the Senior Subordinate Notes so issued exceeds $150,000,000. All of such reduction shall be allocated to the Borrowing Base for Facility A. Borrower shall be required to immediately make a mandatory prepayment of principal of the Facility A Notes in an amount sufficient to eliminate any Borrowing Base Deficiency resulting from such reduction. Borrower acknowledges that the maximum amount of Senior Subordinate Notes Borrower is permitted to issue under the Credit Agreement is $200,000,000.

      SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENTS. The amendments to the Credit Agreement contained in SECTION 1 of this Sixth Amendment shall be effective only upon, and are conditioned upon, the delivery to Agent and each Bank of such resolutions, certificates and other documents as Agent or any Bank shall request relative to the Note Issuance and the authorization, execution and delivery by Borrower of this Sixth Amendment. If the foregoing condition has not been satisfied by the Effective Date, this Sixth Amendment and all obligations of the Banks and Agent contained herein shall, at the option of Majority Banks, terminate.

      SECTION 4. REDESIGNATION OF CERTAIN SUBSIDIARIES. Notwithstanding anything to the contrary contained herein or in the Credit Agreement, Borrower, Agent and each Bank hereby acknowledge and agree that, from and after the Effective Date,
(i) Snyder Acquisition Corporation, (ii) Institutional Services, Inc., (iii) SOCO Thomasville, Inc. and the Subsidiaries of SOCO Thomasville, Inc., (iv) SOCO California Properties, Inc., and (v) SOCO Technologies, Inc. (the Subsidiaries listed in clauses (i) through (v) above are collectively referred to herein as the "REDESIGNATED SUBSIDIARIES"), shall each be automatically redesignated as Unrestricted Subsidiaries for purposes of the Credit Agreement and the other Loan Papers without the necessity of any further act on the part of Borrower, Agent, any such Redesignated Subsidiary or any Bank. In connection with the foregoing, Banks and Agent hereby release and discharge (a) each of the Redesignated Subsidiaries from all obligations and liabilities of each under, and with respect to, that certain Amended and Restated Guaranty dated as of July 1, 1993 (as amended through the date hereof), and (b) the Liens in favor of Agent encumbering the capital stock of each Redesignated Subsidiary pledged under, and pursuant to, that certain Amended and Restated Pledge Agreement dated as of July 1, 1993 (as amended through the date hereof), and Agent is hereby authorized to execute, deliver and file of record appropriate releases of such Liens and to take such other action as shall be necessary to evidence such release, including, without limitation, the release to Borrower of all certificates in Agent's possession evidencing the issued and outstanding capital stock of each Redesignated Subsidiary.

      SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER. To induce the Banks and Agent to enter into this Sixth Amendment, Borrower hereby represents and warrants to Agent as follows:

      5.1 Each representation and warranty of Borrower and each Restricted Subsidiaries contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in SECTION 1 hereof.

      5.2 The execution, delivery and performance by Borrower of this Sixth Amendment are within the Borrower's corporate powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

      5.3 This Sixth Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

      5.4 (a) The aggregate fair market value of all assets owned by the Redesignated Subsidiaries (taken as a whole) as of the date hereof is less than $1,000,000, and (b) the aggregate amount of Consolidated Cash Flow attributable to the Redesignated Subsidiaries (taken as a whole) during the four (4) fiscal quarters immediately preceding the date hereof is less than $1,000,000.

      SECTION 6.        MISCELLANEOUS.

      6.1 NO DEFENSES. Borrower hereby represents and warrants to the Banks that there are no defenses to payment, counterclaims or rights of set-off with respect to the Loans existing on the date hereof.

      6.2 REAFFIRMATION OF LOAN PAPERS; EXTENSION OF LIENS. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. Borrower hereby extends the Liens securing the Obligations until the Obligations have been paid in full, and agrees that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

      6.3 PARTIES IN INTEREST. All of the terms and provisions of this Sixth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      6.4 LEGAL EXPENSES. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent, in connection with the preparation, negotiation and execution of this Sixth Amendment and all related documents.

      6.5 COUNTERPARTS. This Sixth Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Sixth Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

      6.6 COMPLETE AGREEMENT. THIS SIXTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO
UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      6.7 HEADINGS. The headings, captions and arrangements used in this Sixth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Sixth Amendment, nor affect the meaning thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                                          BORROWER:

                                          SNYDER OIL CORPORATION,
                                           a Delaware corporation

                                          By:/s/ Peter E. Lorenzen
                                                 Peter E. Lorenzen
                                          Its:Vice President

                                          AGENT:

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:/s/ J.Scott Fowler
                                                 J.Scott Fowler
                                          Its:Vice President

                                          BANKS:

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:/s/ J. Scott Fowler
                                                 J. Scott Fowler
                                          Its:Vice President

                                          TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION

                                          By:/s/ Dale S. Hurd
                                                 Dale S. Hurd
                                          Its:Senior Vice President

                                           BANK ONE, TEXAS, N.A.

                                          By:/s/ Brad Bartek
                                                 Brad Bartek
                                          Its:Vice President

                                            WELLS FARGO BANK, N.A.

                                          By:/s/ Chad Kirkham
                                                 Chad Kirkham
                                          Its:Vice President

                                          CREDIT LYONNAIS NEW YORK BRANCH

                                          By:/s/ Jacques-Yves Mulliez
                                                 Jacques-Yves Mulliez
                                          Its:Senior Vice President
1/234135.4